SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2011

SUNPEAKS VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-161985	27-0777112
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

#106, 505 19 Ave SW

Calgary, Alberta, T2S 0E4

Canada

(Address of principal executive offices)

with a copy to:

Carrillo Huettel, LLP

3033 Fifth Ave. Suite 400

San Diego, CA 92103

Telephone (619) 546-6100

Facsimile (619) 546-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SUNPEAKS VENTURES, INC.

Form 8-K

Current Report

ITEM 8.01

OTHER EVENTS

On December 7, 2011, Sunpeaks Ventures, Inc., a Nevada corporation (the “Company”) effectuated a forward split (the “Forward Split”) of its issued and outstanding common shares whereby every one (1) old share of common stock was exchanged for forty-five (45) new shares of the Company's common stock.  As a result, the issued and outstanding shares of common stock of the Company increased from eight million two hundred thirty three thousand three hundred and fifty (8,233,350) shares prior to the Forward Split to three hundred seventy million five hundred thousand seven hundred and fifty (370,500,750) shares following the Forward Split.  FINRA confirmed approval of the Forward Split on December 6, 2011, payable as a dividend to shareholders, and the Forward Split became effective on December 7, 2011.  The Forward Split shares are payable upon surrender of certificates to the Company's transfer agent.

Effective December 7, 2011, the Company’s symbol will change to SNPKD to reflect the Forward Split and twenty (20) days thereafter, the "D" will be removed and the symbol will return to SNPK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2011

SUNPEAKS VENTURES, INC.

By: /s/ Scott Beaudette

Scott Beaudette

President and Chief Executive Officer

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